                                                                   EXHIBIT 10.44

                                LOAN AGREEMENT


                                    Between


                Port of Benton Economic Development Corporation


                                      and


                                   ATG Inc.
                           A California Corporation


                               November 1, 1999



                Port of Benton Economic Development Corporation
                        Solid Waste Revenue Bonds, 1999
                              (ATG Inc. Project)

                PORT OF BENTON ECONOMIC DEVELOPMENT CORPORATION
                        SOLID WASTE REVENUE BONDS, 1999
                              (ATG INC. PROJECT)

                                LOAN AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I Definitions and Interpretation.....................................................................   2
   Section 1.01 Definitions..................................................................................   2
   Section 1.02 Resolution of Conflicting Provisions.........................................................   3
   Section 1.03 Governing Law; Venue.........................................................................   3

ARTICLE II Representations and Warranties....................................................................   3
   Section 2.01 Representations and Warranties of the Issuer.................................................   3
   Section 2.02 Representations and Warranties of the Corporation............................................   4

ARTICLE III Issuance of Bonds; Loan to the Corporation; Loan Payments; Limitation of Liability...............   5
   Section 3.01 Authorization to Issue Bonds.................................................................   5
   Section 3.02 Loan to the Corporation......................................................................   6
   Section 3.03 Loan Payments; Costs of Issuance.............................................................   6
   Section 3.04 Prepayment of Loan Payments..................................................................   7
   Section 3.05 Payments Required Upon Acceleration..........................................................   7
   Section 3.06 Rebate Deposits..............................................................................   7
   Section 3.07 Payments to Issuer...........................................................................   7
   Section 3.08 Nature of Corporation's Obligations; Limitation of Liability.................................   8

ARTICLE IV Security..........................................................................................   8

ARTICLE V Application of Proceeds of Bonds...................................................................   8
   Section 5.01 Application of Proceeds of Bonds.............................................................   8

ARTICLE VI Insurance; Damage, Destruction and Condemnation...................................................  10
   Section 6.01 Insurance....................................................................................  10
   Section 6.02 Damage, Destruction, Condemnation or Insured Loss of Title...................................  10

ARTICLE VII Other Covenants of the Corporation...............................................................  10
   Section 7.01 Mergers or Consolidations....................................................................  10
   Section 7.02 Assignment by Corporation....................................................................  11
   Section 7.03 Operation of Project.........................................................................  11
   Section 7.04 Compliance with Laws.........................................................................  12
   Section 7.05 Taxes and Other Governmental Charges.........................................................  12
   Section 7.06 Notice of Default............................................................................  12
   Section 7.07 Tax-Exempt Status of the Bonds...............................................................  13

   Section 7.08 Indemnification..............................................................................  14
   Section 7.09 Corporation's Performance Under Indenture....................................................  15
   Section 7.10 Compliance with Secondary Disclosure Requirements of the Securities and
                  Exchange Commission........................................................................  15

ARTICLE VIII Events of Default; Remedies.....................................................................  15
   Section 8.01 Events of Default............................................................................  15
   Section 8.02 Remedies on Default..........................................................................  16
   Section 8.03 No Remedy Exclusive..........................................................................  17
   Section 8.04 No Implied Waiver............................................................................  17
   Section 8.05 Agreement to Pay Attorneys' Fees and Expenses................................................  17

ARTICLE IX Miscellaneous.....................................................................................  17
   Section 9.01 Notices......................................................................................  17
   Section 9.02 Uniformity; Common Plan......................................................................  18
   Section 9.03 Binding Effect...............................................................................  18
   Section 9.04 Severability.................................................................................  19
   Section 9.05 Amendments...................................................................................  19
   Section 9.06 Term of Agreement............................................................................  19
   Section 9.07 Limitation of Issuer Liability...............................................................  19
   Section 9.08 Issuer Shall Not Unreasonably Withhold Consents and Approvals................................  19
   Section 9.09 Waiver of Breach.............................................................................  19
   Section 9.10 All Obligations Due on Business Days.........................................................  20
   Section 9.11 Issuer Observance of Indenture Covenants and Terms...........................................  20
   Section 9.12 No Rights Created in Third Parties...........................................................  20
   Section 9.13 Time of Essence..............................................................................  20
   Section 9.14 Benefit of Owners............................................................................  20
   Section 9.15 References to Bonds Ineffective After Payment................................................  20

ARTICLE X Assignment of Issuer's Rights......................................................................  20

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement"), made as of the 1st day of November, 1999, by and between the Port of Benton Economic Development Corporation (the "Issuer"), a public corporation organized and existing under the laws of the State of Washington (the "State"), and ATG Inc., a California corporation and its successors or assigns (the "Corporation");

                             W I T N E S S E T H :

     WHEREAS, the Issuer is a public corporation created by Port of Benton, Benton County, Washington (the "Port") pursuant to chapter 39.84, as amended, of the Revised Code of Washington (the "Act") and is authorized and empowered to issue bonds for the purposes provided in the Act; and

     WHEREAS, ATG Inc. (the "Corporation"), has applied to the Issuer for financial assistance for the purpose of providing all or part of the funds with which to design, construct, acquire and install solid waste disposal facilities consisting of four separate buildings aggregating approximately 50,000 square feet and the equipment therefor to be used for nonthermal and thermal treatment and disposal of low level mixed waste, including functionally related and subordinate facilities for the temporary storage of such waste prior to its treatment and after its treatment pending transportation to offsite disposal facilities (the "Project"); and

     WHEREAS, the Issuer has authorized the issuance of its Solid Waste Revenue Bonds, 1999 (ATG Inc. Project) (the "Bonds"), in the aggregate principal amount of $26,500,000 to assist in the financing of the Project; and

     WHEREAS, the Bonds will be secured by a first lien against the money and investments held pursuant to the Trust Indenture dated as of November 1, 1999 (the "Indenture"), between the Issuer and BNY Western Trust Company, as Trustee (the "Trustee"); and

     WHEREAS, payment of the principal and Purchase Price of and interest on the Bonds will be supported by a letter of credit (the "Letter of Credit") issued to the Trustee by KeyBank National Association (the "Bank"), pursuant to a Credit and Reimbursement Agreement dated as of November 1, 1999 (the "Reimbursement Agreement"), by and among the Corporation, the Bank, Sanwa Bank California and the Lenders from time to time identified therein; and

     WHEREAS, this Agreement will require the Corporation to make payments (the "Loan Payments") in amounts and at times sufficient to pay the principal and Purchase Price of and premium, if any, and interest on the Bonds when due; and

     WHEREAS, the Issuer and the Corporation intend to restrict the use of the Property as provided herein to preserve the exclusion from gross income for federal income tax purposes of interest on the Bonds; and

     WHEREAS, in order to secure the payment of all the principal and Purchase Price of and premium, if any, and interest on the Bonds, the rights of the Issuer arising under this Agreement (with certain exceptions and reservations described in Article X) will be assigned to the Trustee, without recourse; and

     WHEREAS, the execution and delivery of this Agreement, the assignment of this Agreement to the Trustee and the issuance of the Bonds have been in all respects duly and validly authorized by the Issuer pursuant to Resolution No. 99-01EDC adopted on November 4, 1999 (the "Bond Resolution");

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows.

                                   ARTICLE I
                        Definitions and Interpretation
                        ------------------------------

     Section 1.01   Definitions Unless otherwise expressly provided herein or
     ------------   -----------
unless the context clearly requires otherwise, the terms defined above shall have the meanings set forth above and the following terms shall have the respective meanings set forth below for the purposes hereof. Capitalized terms not defined herein shall have the meanings given them in the Bond Resolution and in the Indenture.

     "Act" means chapter 39.84 of the Revised Code of Washington, as amended.

     "Bondowners" means the Owners of the Bonds.

     "Bonds" means the Port of Benton Economic Development Corporation Solid Waste Revenue Bonds, 1999 (ATG Inc. Project).

     "Code" means the Internal Revenue Code of 1986, as amended, together with corresponding and applicable provisions of the Internal Revenue Code of 1954, as amended, as such statutes apply to the Bonds, and together with corresponding and applicable final, temporary or proposed regulations and revenue rulings issued or amended with respect thereto by the Treasury Department or Internal Revenue Service of the United States. All references herein to sections, paragraphs or other subdivisions of the Code or the regulations promulgated thereunder shall be deemed to be references to correlative provisions of any successor code or regulations promulgated thereunder.

     "Loan" means the loan by the Issuer to the Corporation of the proceeds of the Bonds to provide financing for the Project.

     "Loan Documents" means this Agreement, the Indenture, the Remarketing Agreement, and the Reimbursement Agreement.

     "Loan Payments" means the payments required or permitted to be made under the Loan.

     "Property" means the real property located at 2025 Batelle Blvd., Richland, Washington, at which the Project is located, and all buildings, structures, fixtures, equipment and other improvements now or hereafter constructed or located thereon.

     "Treasury Regulations" means the regulations of the Department of the Treasury under the Code.

     Section 1.02   Resolution of Conflicting Provisions. If any of the
     ------------   ------------------------------------
provisions of this Agreement (including the definitions of terms herein) conflict in any respect with those in the Indenture and cannot be reconciled, the provisions in the Indenture shall control over provisions in this Agreement.

     Section 1.03   Governing Law; Venue.  This Agreement is governed by and
     ------------   --------------------
shall be construed in accordance with the laws of the State and shall be liberally construed so as to carry out the purposes hereof. Except as otherwise required by applicable law, any action under this Agreement shall be brought in the Superior Court of the State in and for Benton County and/or in the United States District Court for the Eastern District of Washington.


                                  ARTICLE II
                        Representations and Warranties
                        ------------------------------

     Section 2.01   Representations and Warranties of the Issuer. As of the date
     ------------   --------------------------------------------
hereof, the Issuer hereby represents and warrants as follows:

     (a) The Issuer is a public corporation, duly organized and validly existing under and pursuant to the Constitution and laws of the State, and has full power and authority under the Constitution and laws of the State to enter into the transactions contemplated on its part by this Agreement, the Indenture, the Remarketing Agreement and the Bond Resolution, and to carry out its obligations hereunder and thereunder. By the Bond Resolution, the Issuer has duly authorized the execution and delivery of this Agreement, the Remarketing Agreement and the Indenture, the sale, issuance, execution and delivery of the Bonds, and the performance of its obligations under this Agreement, the Indenture, the Remarketing Agreement and the Bonds.

     (b) Neither the Issuer's execution and delivery of the Bonds, the Indenture, the Remarketing Agreement or this Agreement, the Issuer's consummation of the transactions contemplated on its part hereby and thereby, nor the Issuer's fulfillment of or compliance with the terms and conditions or provisions of the Bonds, the Indenture, the Remarketing Agreement or this Agreement conflicts with or results in the breach of any of the terms, conditions or provisions of any constitutional provision or statute of the State or of any agreement, instrument, judgment, order or decree to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance of any nature upon any property or assets of the Issuer prohibited under the terms of any instrument or agreement.

     (c) There is no litigation pending or, to the best of the Issuer's knowledge, threatened against the Issuer questioning the Issuer's execution, sale, issuance, delivery or payment of the Bonds, or the Issuer's execution, delivery or performance of its obligations under this Agreement, the Remarketing Agreement or the Indenture, or the organization, powers or authority of the Issuer, or the right of the officers of the Issuer to hold their respective offices.

     (d) Simultaneously herewith, the Issuer's rights, title and interests in and under this Agreement will be assigned and conveyed to the Trustee (with certain reservations and exceptions described in Article X), without recourse, as security for payment of the principal and Purchase Price of and premium, if any, and interest on the Bonds.

     (e) The Issuer hereby lends or will lend to the Corporation in accordance with the terms of this Agreement the principal sum of $26,500,000 derived from the proceeds of the sale of the Bonds, all for the purpose of financing all or a portion of the costs of the Project and of issuing the Bonds.

     Section 2.02   Representations and Warranties of the Corporation.  As of
     ------------   -------------------------------------------------
the date hereof, the Corporation hereby represents and warrants as follows:

     (a) The Corporation is a corporation organized and existing under the laws of the State of California, has full legal right, power and authority to enter into this Agreement and to carry out and consummate all transactions contemplated by this Agreement and by proper action has duly authorized the execution and delivery of this Agreement.

     (b) This Agreement has been duly executed and delivered by the Corporation and, assuming due execution and assignment by the Issuer to the Trustee pursuant to the Indenture, this Agreement will constitute the legal, valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms for the benefit of the Owners of the Bonds and the Bank, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.

     (c) Except as disclosed in the official statement relating to the Bonds (the "Official Statement") or any opinion or written disclosure delivered in connection with this Agreement or the Reimbursement Agreement, the execution and delivery of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of or compliance with the terms and conditions hereof, will not conflict with or constitute a violation or breach of or default (with due notice or the passage of time or both) under the Articles of Incorporation or Bylaws of the Corporation or any applicable law or administrative rule or regulation, or any applicable court or administrative decree or order, or any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Corporation is a party or by which the Corporation or its properties are otherwise subject or bound, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Corporation, which conflict, violation, breach, default, lien, charge or encumbrance would have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Agreement or the financial condition, assets or operations of the Corporation or its properties.

     (d) Except as disclosed in the Official Statement or any opinion or written disclosure delivered in connection with this Agreement or the Reimbursement Agreement, no consent or approval of any trustee or holder of any indebtedness of the Corporation and no consent, permission, authorization, order or license of, or filing or registration with, any governmental authority is necessary in connection with the execution and delivery of this Agreement or the consummation of any transaction contemplated herein, except such as are required in connection or compliance with the provisions of the securities or "Blue Sky" laws of any jurisdiction, as are required for issuance of the Bonds, as are necessary in the ordinary course of the acquisition, construction and equipping of the Project, and as have been obtained or made and are in full force and effect.

     (e) Except as described in the Official Statement, there is no action, suit, proceeding, inquiry or investigation before or by any court or federal, state, municipal or other governmental authority pending or, to the knowledge of the Corporation after reasonable investigation, threatened against or affecting the Corporation, the Project or the assets, properties or operations of the Corporation which, if determined adversely to the Corporation, would have a material and adverse effect upon the consummation of the transactions contemplated by or the validity of this Agreement or the Project, or upon the financial condition, assets, properties or operations of the Corporation or the Project, and the Corporation is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental authority, which default might have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Agreement, or the financial conditions, assets or operations of the Project or the Corporation or its properties. All tax returns (federal, state and local) required to be filed by or on behalf of the Corporation have been filed, and all taxes shown thereon to be due, including interest and penalties, except such, if any, as are being actively contested by the Corporation in good faith, have been paid or adequate reserves have been made for the payment thereof.

     (f) No written information, exhibit or report furnished to the Issuer by the Corporation in connection with the negotiation of this Agreement contains any untrue statement of a material fact.


                                  ARTICLE III
                  Issuance of Bonds; Loan to the Corporation;
                  -------------------------------------------
                    Loan Payments; Limitation of Liability
                     --------------------------------------

     Section 3.01   Authorization to Issue Bonds.  The Issuer agrees to sell,
     ------------   ----------------------------
issue and cause the Bonds to be delivered to the initial purchaser thereof for the purpose of providing all or part of the funds required to accomplish the Project and pay the costs of issuing the Bonds. The Corporation hereby approves the sale, issuance and delivery of the Bonds and all the terms and provisions of the Indenture and this Agreement, including the assignment thereunder to the

Trustee, without recourse, of the Issuer's rights, title and interests in and under this Agreement (with certain exceptions and reservations noted in Article X).

     Section 3.02  Loan to the Corporation.  The Issuer agrees to lend to the
     ------------  -----------------------
Corporation the principal sum of $26,500,000 (the "Loan"), derived solely from the proceeds of the Bonds, and the Corporation agrees to borrow that sum from the Issuer pursuant to this Agreement for the purpose of providing all or part of the financing for the Project.

     Section 3.03  Loan Payments; Costs of Issuance.
     ------------  --------------------------------

     (a) The Corporation agrees to repay the Loan, together with interest thereon, in Loan Payments that shall be sufficient, together with other money, if any, in the Bond Fund, to pay in full all of the principal and Purchase Price of and premium, if any, and interest on the Bonds as the same shall come due, whether at maturity, earlier redemption, acceleration or optional or mandatory tender pursuant to the Indenture. All payments of principal and Purchase Price of and premium, if any, and interest on the Bonds paid from proceeds of draws on the Letter of Credit or from remarketing proceeds shall be credited against the amounts due under this Paragraph (a).

     (b) The Corporation shall pay from its own non-Bond proceed funds all costs of issuing the Bonds in excess of the amount of Bond proceeds deposited in the Costs of Issuance Account in the Project Fund.

     (c) On the Date of Issue, the Corporation shall make a Loan Payment to the Trustee in an amount equal to the amount of interest expected to become due and payable on the Bonds on the first Interest Payment Date calculated by the Trustee at the interest rate in effect for the Bonds on the Date of Issue for an assumed Weekly Interest Rate Period of 47 days (the "prepaid interest reserve"). Pursuant to the Indenture, such Loan Payment shall be deposited in the Principal and Interest Account of the Bond Fund and used by the Trustee to reimburse the Bank for draws on the Letter of Credit made to pay interest on the Bonds. Promptly following each Interest Payment Date, the Trustee shall recalculate the required amount of the prepaid interest reserve based upon the interest rate that was in effect for the Bonds on the immediately preceding Interest Payment Date for an assumed Weekly Interest Rate Period of 47 days and provide written notice thereof to the Corporation. Not later than ten (10) days following each Interest Payment Date, the Corporation shall make a Loan Payment to the Trustee for deposit into the Principal and Interest Account in the amount necessary to restore the balance in the Principal and Interest Account (after any payment from the Principal and Interest Account to reimburse the Bank on the immediately preceding Interest Payment Date) to an amount equal to the prepaid interest reserve. Notwithstanding the foregoing provisions of this Section 3.03(c), the Corporation's obligation to fund the prepaid interest reserve shall be deemed to be satisfied to the extent that capitalized interest is transferred by the Trustee to the Principal and Interest Account pursuant to the Indenture.

     (d) The Corporation shall designate to the Trustee the purpose for which all money delivered by the Corporation to the Trustee pursuant to this Section
3.03 is so delivered.

     Section 3.04  Prepayment of Loan Payments.  The Corporation, at its option,
     ------------  ---------------------------
may pay the remaining balance of the Loan or any part thereof in advance at the times and prices and after notice to the Issuer and the Trustee and subsequent notice to the Bondowners in the manner provided in the Indenture, the Bonds and the Loan Documents.

     Section 3.05  Payments Required Upon Acceleration.  In the event of
     ------------  -----------------------------------
acceleration of payment of the principal of and interest on the Bonds, the Corporation shall pay to the Trustee an amount sufficient, together with other money held by the Trustee under the Indenture (but not including money in the Rebate Fund), to pay the entire principal of and accrued interest on the Bonds to the date of payment.

     Section 3.06  Rebate Deposits.  The Corporation covenants and agrees to pay
     ------------  ---------------
or cause to be paid to the Trustee for the benefit of the Issuer, for delivery to the Internal Revenue Service, within 10 days of receipt by the Corporation of a written demand from the Trustee therefor, such amounts as have been determined pursuant to Section 5.3 of the Indenture to be necessary to be delivered to the Internal Revenue Service as a rebate amount for the Bond proceeds (and for other amounts treated as "gross proceeds" of the Bonds) pursuant to Section 148 of the Code.

     Section 3.07  Payments to Issuer.  It shall be a condition of making the
     ------------  ------------------
Loan to the Corporation that the Corporation pay the following amounts to the
Issuer:

     (a) An application fee of $1,000, payable on or before the Date of Issue of the Bonds;

     (b) An administration fee equal to 1/10th of 1% of the principal amount of Bonds Outstanding, payable annually in arrears on each November 1 commencing November 1, 2000; and

     (c) Within 10 days of a request from the Issuer therefor, reimbursement of expenses incurred by the Issuer under the Indenture, including but not limited to the fees of the Rating Agency and the Trustee, all stamp or other documentary taxes or duties to which the Indenture is subject, the costs of calculating rebate amounts, if any, and of enforcing the provisions of the Indenture or this Agreement. The Corporation acknowledges that it has the sole obligation to pay the fees and expenses of the Trustee, the Remarketing Agent and the Bank under the Indenture, the Remarketing Agreement and the Reimbursement Agreement, respectively.

     Section 3.08  Nature of Corporation's Obligations; Limitation of Liability.
     ------------  ------------------------------------------------------------

     (a) The obligations of the Corporation to make the Loan Payments and to perform and observe the other obligations on its part contained herein and in the other Loan Documents shall be absolute and unconditional, and shall not be subject to diminution by setoff, counterclaim, abatement or otherwise. The Corporation's obligations to make payments and to perform any other covenants or indemnities or meet any conditions hereunder shall be secured by the property pledged hereunder; however, no recourse shall be had against any assets of the Corporation not so pledged, or against any of the officers, directors, members or employees of the Corporation, nor shall any recourse be had against any affiliate of the Corporation, or against any officer, director, member or employee of any such affiliate.

     (b) The Corporation will not suspend or discontinue any payments provided for in this Agreement; will perform and observe all of its other agreements contained in the Loan Documents, and will not suspend the performance of its obligations thereunder for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State or any political subdivision of any of them, or any failure of any other party to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Loan Documents or the Bonds, whether express or implied.

     (c) The Corporation hereby waives, to the extent permitted by law, any and all rights it may now have or which at any later time may be conferred upon it, by statute or otherwise, to terminate or cancel, or to limit its liability under, the provisions of the Loan Documents relating to the use of the Property by the Corporation or its successors or assigns, except in accordance with the express terms hereof or thereof.


                                  ARTICLE IV
                                   Security
                                   --------

     The Corporation shall cause the Letter of Credit to be issued to the Trustee and shall at all time the Bonds are Outstanding ensure that the Letter of Credit or an Alternate Credit Facility meeting the requirements of the Indenture shall be in full force and effect.


                                   ARTICLE V
                       Application of Proceeds of Bonds
                       --------------------------------

     Section 5.01  Application of Proceeds of Bonds.
     ------------  --------------------------------

     (a) The Corporation agrees to apply the proceeds of the Bonds as described in the Indenture.

     (b) At least 95% of the proceeds of the Bonds, when lent to the Corporation, shall be used to provide "solid waste disposal facilities" within the meaning of Section 142(a)(6) of the Code.

     (c) The proceeds of the sale of the Bonds shall be devoted to and used with due diligence solely for the purpose of paying, or reimbursing the Corporation for, Costs of Issuance and costs of the Project.

     (d) No more than 2% of the proceeds of the Bonds shall be used to pay Costs of Issuance.

     (e) Less than 25% of the proceeds of the Bonds shall be used (directly or indirectly) for the acquisition of land or any interest therein, and no portion of the proceeds of the Bonds shall be used (directly or indirectly) for the acquisition of land (or an interest thereon) to be used for farming purposes.

     (f) No proceeds of the Bonds shall be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition or unless rehabilitation expenditures (within the meaning of Section 147(d)(3) of the Code) are paid or incurred with respect to a building (and equipment which was part of an integrated operation contained in the building before its acquisition), in an amount equal to or exceeding 15% of the portion of the cost of acquiring such building or facilities financed with Bond proceeds, not later than the date which is two years after the later of the date of acquisition of the property or the Date of Issue of the Bonds.

     (g) All costs of the Project to be reimbursed from proceeds of the Bonds were paid either after or not more than 60 days before November 20, 1998, the date the Issuer adopted its official intent resolution, except for (i) qualified "preliminary expenditures" within the meaning of the reimbursement regulations of the Code (such as expenditures for architectural, engineering, surveying or soil testing services and similar items made before commencement of construction, but not for costs of purchasing land, site preparation or other costs incident to commencement of construction) in an amount that does not exceed 20% of the principal amount of Bonds issued to finance the Project; and
(ii) other expenditures for the Project in an aggregate total amount not exceeding the lesser of 5% or $100,000 of the proceeds of the Bonds.

     (h) No Bond proceeds shall be used to provide any airplane, skybox or other private luxury box, any facility primarily used for gambling, any store the principal business of which is sale of alcoholic beverages for consumption off premises, any private or commercial golf course, country club, massage parlor, tennis club, health club facility, skating facility (including roller skating, skate board and ice skating), racket sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack, or any facility the primary purpose of which is one of the following: retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

                                  ARTICLE VI
                Insurance; Damage, Destruction and Condemnation
                -----------------------------------------------

     Section 6.01  Insurance.  During the term hereof, the Corporation will
     ------------  ---------
maintain at its sole cost and expense liability insurance and insurance against loss and/or damage to the Property and all equipment therein under a policy or policies covering such risks as are ordinarily insured against by like organizations engaged in like activities of comparable size and liability exposure. All insurance required by this section shall be carried by insurers that are financially responsible and capable of fulfilling the requirements of such policies. All policies evidencing insurance shall be in the usual form and shall name the Corporation as the insured party or loss payee and shall also name the Bank and, in the case of liability insurance, the Trustee as insured parties and loss payees. The Corporation shall provide to the Trustee and the Bank copies of certificates from an insurance agent or consultant indicating that the insurance required by this section has been obtained within 30 days after the end of each calendar year after the Date of Issue, and shall provide copies of the insurance policies providing such coverage to the Trustee and the Bank before the Date of Issue.

     Section 6.02  Damage, Destruction, Condemnation or Insured Loss of Title.
     ------------  ----------------------------------------------------------

     (a) The Corporation shall be obligated to continue to make the Loan Payments even if the Property or the property therein is destroyed or damaged (in whole or in part) by fire or other casualty, or if title to, or the temporary use of, the Property or the property therein or any part thereof shall be condemned by any governmental body or any person acting under governmental authority, unless the Corporation shall have theretofore caused all of the principal of and premium, if any, and interest on the Bonds to have been paid or prepaid in full in accordance with their terms. Upon the occurrence of any such event, the Corporation may, with the consent of the Bank, and shall, at the direction of the Bank pursuant to the Reimbursement Agreement, direct the Trustee to call Bonds for mandatory redemption pursuant to Section 3.2(2)(c) of the Indenture.

     (b) The Corporation covenants and agrees to use the aggregate net proceeds of insurance for any damage or destruction of any portion of the Property or the property therein and/or any insured loss of title to pay the redemption price of any Bonds called for mandatory redemption as a result of such damage, destruction or loss of title and otherwise in accordance with the terms of the Reimbursement Agreement.


                                  ARTICLE VII
                      Other Covenants of the Corporation
                      ----------------------------------

     Section 7.01  Mergers or Consolidations.  The Corporation agrees that
     ------------  -------------------------
during the term of this Agreement it will:

     (a) Maintain its existence and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into any other entity or permit one or more entities to consolidate or merge into it; provided, that the Corporation may, without violating the covenants contained in this section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets and thereafter dissolve, provided that the surviving, resulting or transferee entity, as the case may be, (i) qualifies to do business in the State, (ii) assumes and agrees in writing to pay and perform all of the obligations of the Corporation hereunder, (iii) has a net worth computed according to generally accepted accounting principles that is at least equal to the net worth of the Corporation at such time, and (iv) furnishes to the Trustee and the Bank an opinion of Bond Counsel to the effect that such consolidation or merger will not cause interest on the Bonds to be included in gross income of the Owners for federal income tax purposes, and

     (b) Maintain its qualification to do business in the State, except as otherwise permitted hereunder.

     Section 7.02  Assignment by Corporation.  The interest of the Corporation
     ------------  -------------------------
in this Agreement may be assigned by the Corporation subject, however, to each of the following conditions:

     (a) No assignment shall relieve the Corporation from primary liability for any of its obligations hereunder, and in the event of any such assignment the Corporation shall continue to remain primarily liable for the payments specified in Article III and for performance and observance of the other agreements on its part provided herein to be performed and observed by it to the same extent as though no assignment had been granted, unless the Corporation shall have delivered to the Issuer, the Trustee and the Bank an opinion of Bond Counsel in form and substance reasonably satisfactory to the Issuer, the Trustee and the Bank to the effect that such a release from such liability is not prohibited by the Act and will not adversely affect the exclusion of interest on the Bonds from gross income of the Owners for federal income tax purposes.

     (b) Any assignment by the Corporation shall (unless the Corporation is released from primary liability under this Agreement pursuant to the provisions of paragraph (a) of this Section 7.02) retain for the Corporation such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee of the Corporation shall assume the obligations of the Corporation hereunder to the extent of the interest assigned; and under such circumstances such assignee shall agree in writing with the Issuer to operate the Project or portion thereof assigned as an "industrial development facility" within the meaning of the Act and as "solid waste disposal facilities" within the meaning of Section 142(a)(6) of the Code.

     (c) The Corporation shall, within 30 days after delivery thereof, furnish or cause to be furnished to the Issuer, the Trustee and the Bank a true and complete copy of each such assignment together with an instrument of assumption of obligation.

     The foregoing restrictions shall not apply to any assignment of this Agreement in connection with any consolidation, merger or transfer of assets permitted by Section 7.01.

     Section 7.03  Operation of Project.
     ------------  --------------------

     (a) The Corporation shall use the Project only in furtherance of the lawful corporate purposes of the Corporation and only as an "industrial development facility" as defined in the Act and as "solid waste disposal facilities" as contemplated by Section 142(a)(6) of the Code. Except as disclosed in the Official Statement or any opinion or written disclosure delivered in connection herewith or the Reimbursement Agreement, the Corporation has complied with and shall use its best efforts to continue to comply with all legal requirements relating to the Project and the operation, repair and maintenance of the Project, including (i) the attainment of any rezoning or variances, building, development and other permits and approvals, and licenses and other entitlements for use, and (ii) securing the issuance of any certificates of occupancy or other certificates or franchises, and will provide the Issuer with satisfactory evidence of such compliance.

     (b) The Corporation shall make no material alteration or change in use of the Project without the prior written consent of the Issuer and the Bank, except any material alteration that (i) is expressly contemplated by and subject to the conditions specified in this Agreement, (ii) is required by law or ordinance, or
(iii) that does not constitute or result in an event of default under the Reimbursement Agreement and does not otherwise impair the ability of the Corporation to perform its obligations hereunder; provided, however, that in no event shall the Corporation make any material alteration or change in use of the Project that would change the character of the Project as "industrial development facilities" within the meaning of the Act and as "solid waste disposal facilities" within the meaning of Section 142(a)(6) of the Code unless there shall have been filed with the Issuer and the Trustee both the written consent of the Bank and the written approving opinion of Bond Counsel to the effect that such change will not cause interest on any Bond to be included in gross income of the Owners for federal income tax purposes.

     (c) The Corporation agrees that it shall execute and deliver to the Issuer, from time to time, such additional documents and shall provide such additional information as the Issuer may reasonably require to be informed of the Corporation's status and affairs.

     Section 7.04   Compliance with Laws.  With respect to the Property and
     ------------   ---------------------
any additions, alterations and improvements thereto, the Corporation covenants and agrees to comply at all times with all applicable requirements of federal and State laws and with all applicable lawful requirements of any agency, board, or commission created under the laws of the State or of any other duly constituted public authority; provided, however, that the Corporation shall be deemed in compliance with this section so long as it is contesting in good faith any such requirement by appropriate legal proceedings.

     Section 7.05   Taxes and Other Governmental Charges. The Corporation
     ------------   ------------------------------------

covenants and agrees to pay all taxes and assessments or other municipal or governmental charges, if any, lawfully levied or assessed upon or with respect to the Property, or upon any part thereof or upon any revenues therefrom, when the same shall become due; provided, however, that the Corporation shall be deemed in compliance with this section so long as it is contesting in good faith any such tax, assessment or other governmental charge.

     Section 7.06   Notice of Default.  The Corporation covenants and agrees to
     ------------   -----------------
notify the Issuer and the Trustee immediately upon the occurrence of (a) any event described in Section

8.01(a); and (b) any event described in Section 8.01(b) or 8.01(c) without regard to any cure periods mentioned therein which, with the giving of notice or the passage of time or both, might constitute an Event of Default hereunder, and shall state in such notice the measures it intends to take with respect thereto, if any.

     Section 7.07   Tax-Exempt Status of the Bonds.
     ------------   ------------------------------

     (a) It is the parties' intention and agreement that, pursuant to Section 103 of the Code, the interest paid on the Bonds shall be excluded from gross income of the recipients of such interest for federal income tax purposes. In order to confirm and carry out such intention, the Corporation covenants and agrees (1) to provide such certificates, opinions of Bond Counsel and other evidence as may be necessary or requested by the Issuer to establish the exemption of the Bonds under Section 103 of the Code and the absence of arbitrage expectation under Section 148 and related sections of the Code; (2) acting alone or with the Trustee or the Issuer, to file such information and statements with the Internal Revenue Service as may be required to establish or preserve such exemption or as may be required by Section 103 or related sections of the Code; (3) to comply on behalf of the Issuer with the arbitrage rebate requirement to the extent applicable to the Bonds, including the requirement to calculate and pay to the United States, at the sole expense of the Corporation, all arbitrage rebate amounts in the manner and at the times required by Section 148 of the Code; and (4) if required to prevent a loss of the exclusion from gross income for federal income tax purposes of interest on the Bonds because of any failure to meet arbitrage rebate requirements applicable to those Bonds under Section 148 of the Code, to pay on behalf of the Issuer the penalty and interest thereon as provided in Subsection 148(f)(7)(C) of the Code. The Corporation further covenants and agrees that it will not (a) take any action,
(b) fail to take any action or (c) make any use of the Property or the proceeds of the Bonds, which would cause the interest on the Bonds to be or become includable in the gross income of the Owners thereof (other than substantial users of the Property) for federal income tax purposes. Without limiting the generality of the foregoing, the Corporation further covenants and agrees that it will take such action or actions, including, without limitation, consenting and agreeing to amendments to this Agreement or any of the other documents as may be necessary, in the opinion of Bond Counsel, so that the Corporation and all subsequent owners of the Property comply fully and continuously with the Code, as applicable to the Bonds from time to time, and all applicable rules, rulings, policies, procedures, regulations or other official statements promulgated or proposed by the Department of the Treasury or the Internal Revenue Service pertaining to exempt facility bonds issued to finance "solid waste disposal facilities" (as defined in the Code), including, without limitation, the Treasury Regulations.

     (b) The Corporation reasonably expects that the Project will be used as a solid waste disposal facility for the entire term of the Bonds, and will take (or cause to be taken) all action necessary to ensure that the Project is used exclusively as a "solid waste disposal facility" within the meaning of Section 142(a)(6) of the Code so long as any Bonds are Outstanding.

     (c) The Project shall be located wholly within the boundaries of the Port of Benton, Benton County, Washington.

     (d) The Corporation shall not permit the Project to be used or the proceeds of the Bonds to be invested in such a manner as to cause the Bonds to be considered guaranteed (in whole or in part) by the United States (or by an agency or instrumentality) within the meaning of Section 149(b) of the Code.

     (e) The Corporation shall be the only principal user of the Project within the meaning of Section 144(a)(4) of the Code, unless the Corporation provides the Owners with an opinion of Bond Counsel satisfactory to the Owners to the effect that the addition of one or more principal users (such users, together with the Corporation, shall be referred to herein as "Users") shall not (i) cause the Project to lose its status as an "industrial development facility" under the Act or a "solid waste disposal facility" under Section 142(a)(6) of the Code, or (ii) cause the interest on the Bonds to be included in gross income for federal income tax purposes.

     Section 7.08   Indemnification.
     ------------   ---------------

     (a) The Corporation covenants and agrees, at its expense, to pay and to indemnify and hold the Issuer and the Trustee and their commissioners, officers, agents and employees harmless of, from and against any and all claims, damages, demands, expenses, liabilities and taxes of any character or nature whatsoever relating to the Loan, the Bonds or the Project, including, but not limited to, claims for loss or damage to any property or injury to or death of any person, asserted by or on behalf of any person and arising out of, resulting from, or in any way connected with the Property, or the conditions, occupancy, use, possession, conduct or management of or any work done in or about the Property or from the planning, design, construction, improvement and refinancing of the Property, or any part thereof; or any untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact necessary to make the statements made in any statement, information or material furnished by the Corporation to the Issuer or the Remarketing Agent including, but not limited to, any information for use in any official statement used by the Issuer or the Remarketing Agent in connection with the sale of the Bonds, not misleading; provided that this covenant shall be subject to the provisions of Section 7.08(c).

     (b) The Corporation further covenants and agrees, at its expense, to pay and to indemnify and hold the Issuer and the Trustee and their commissioners, officers, agents and employees harmless of, from and against all costs, reasonable counsel fees, expenses and liabilities incurred in any action or proceeding brought by reason of any claim or demand described in Section 7.08(a). In the event that any action or proceeding is brought against the Issuer or the Trustee or their commissioners, officers or employees by reason of any such claim or demand, the Corporation, upon notice from the Issuer or the Trustee, as applicable, covenants and agrees to resist and defend such action or proceeding on behalf of the Issuer or the Trustee or their commissioners, officers or employees; provided that this covenant shall be subject to the provisions of Section 7.08(c).

     (c) The Corporation shall not be obligated to indemnify the Issuer or the Trustee or their commissioners, officers, agents or employees in the circumstances described in Sections 7.08(a) and (b) against liability for damages arising out of bodily injury to persons or damage to property caused by its or their negligence or willful and malicious acts.

     (d) The Corporation covenants and agrees, at its expense, to pay and to indemnify and hold the Trustee harmless of, from and against all costs, reasonable counsel fees, expenses and liabilities incurred without negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as trustee and bond registrar under the Indenture.

     (e)  The provisions of this Section 7.08 are subject to the provisions of
Section 3.08(a) and shall, to the extent permitted by law, survive termination of this Agreement.

     Section 7.09   Corporation's Performance Under Indenture. The Corporation
     ------------   -----------------------------------------
shall, for the benefit of the Owners of the Bonds, the Bank and the Trustee, do and perform all acts and things that are to be done or performed by it, either directly on its own behalf or on behalf of the Issuer, under the terms of the Indenture, all of which terms are incorporated herein by this reference. Upon request from the Trustee, the Corporation shall provide to the Trustee copies of its most recent financial statements for distribution to Bondowners who have requested the same.

     Section 7.10   Compliance with Secondary Disclosure Requirements of the
     ------------   --------------------------------------------------------
Securities and Exchange Commission. If the interest rate on any of the Bonds is
----------------------------------
converted to a Term Interest Rate Period of one year or more, the Corporation shall, on or prior to the commencement of such Term Interest Rate Period, enter into a binding agreement or undertaking (the "Undertaking") with the Issuer, the Trustee (acting in a separate capacity and under a separate agreement as dissemination agent) or another dissemination agent, the Remarketing Agent and the Owners of those Bonds, that complies with Rule 15c2-12(b)(5)(i), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in effect on the date of such binding agreement. Failure of the Corporation or the dissemination agent to comply with this Section 7.10 or the Undertaking shall not be considered an Event of Default hereunder or under the Indenture; however the Trustee, acting as dissemination agent, may (and, at the request of the Owners of at least a majority in aggregate principal amount of the Bonds Outstanding, accompanied by indemnity satisfactory to it, shall) or any Owner may, take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Corporation or dissemination agent to comply with its obligations under this Section 7.10 or the Undertaking.


                                 ARTICLE VIII
                          Events of Default; Remedies
                          ---------------------------

     Section 8.01   Events of Default.  Any one or more of the following events
     ------------   -----------------
shall constitute an "Event of Default" hereunder:

     (a) Failure of the Corporation to make any payment required to be made under Section 3.03(a) when due, or to make any other payment required to be made under any other provision of Article III or Section 7.08 of this Agreement within 30 days after written notice of such failure has been delivered to the Corporation by the Issuer or the Trustee;

     (b) Any other material failure on the part of the Corporation to perform or observe any of the other duties, provisions or obligations required of it pursuant to this Agreement (other than those set forth in Section 7.10), if such failure shall have continued for a period of 30 days after written notice thereof has been delivered to the Corporation by the Issuer or the Trustee, unless the Issuer or the Trustee, as applicable, has determined that the Corporation is then taking steps reasonably calculated to cure such failure and the Trustee has received an opinion of Bond Counsel that such noncompliance will not result in a Determination of Taxability; and/or

     (c)  The occurrence of any Event of Default under the Indenture; and/or

     (d) Receipt of written notice from the Bank of the occurrence of an event of default under the Reimbursement Agreement.

     Section 8.02   Remedies on Default.  Upon the occurrence of an Event of
     ------------   -------------------
Default any one or more of the following steps may, with the prior written consent of the Bank, and shall, at the written direction of the Bank (so long as the Letter of Credit is in effect and the Bank has not failed to honor a conforming draw thereunder), be taken, except that the Issuer shall have the right to take steps under paragraph (a) below, if the Issuer has received an opinion of Bond Counsel that the Event of Default will result in a Determination of Taxability, and under paragraphs (b) and (c) below, without the consent of, but with notice to, the Bank:

     (a) The Issuer, by written notice to the Corporation and the Trustee, may declare the entire principal balance of the Loan (if not then due and payable) to be due and payable immediately, and upon any such declaration the principal of the Loan shall become and be immediately due and payable, together with all interest accrued thereon to the date of such acceleration, anything in this Agreement to the contrary notwithstanding. It is understood and agreed that an acceleration of the Bonds shall constitute an acceleration of the Loan without further action by the Issuer or the Trustee;

     (b) The Issuer shall be entitled by law or in equity to compel specific performance by the Corporation of its obligations under this Agreement, it being recognized that the beneficiaries of the Corporation's obligations hereunder cannot be adequately compensated by monetary damages in the event of the Corporation's default;

     (c) The Issuer, upon reasonable advance notice, may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Corporation;

     (d) The Issuer may, without being required to give any notice except as provided herein, pursue all remedies of a secured creditor under applicable laws of the State;

     (e) The Issuer may proceed to protect and enforce its rights in equity or at law, either in mandamus or for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, as the Issuer may deem most effectual to protect and enforce any of its rights or interests hereunder;

     (f) The Issuer may institute and prosecute any proceeding at law or in equity to abate, prevent or enjoin any violation or attempted violation of any of the provisions hereof, or to recover monetary damages caused by such violation or attempted violation.

     Section 8.03   No Remedy Exclusive.  No remedy conferred upon or reserved
     ------------   -------------------
to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute, and the Issuer or the Trustee shall be free to pursue, at the same time, each and every remedy, at law or in equity, which it may have under this Agreement, or otherwise.

     Section 8.04   No Implied Waiver.  No delay or omission to exercise any
     ------------   -----------------
right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. For the Issuer or the Trustee to exercise any remedy, it shall not be necessary to give any notice, other than such notice as may be expressly required herein.

     Section 8.05   Agreement to Pay Attorneys' Fees and Expenses.  If an
     ------------   ---------------------------------------------
Event of Default arises under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of Loan Payments or other amounts due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Corporation contained in this Agreement or any other Loan Document, on demand therefor, the Corporation shall pay or reimburse the Issuer and/or the Trustee for the reasonable fees of such attorneys and such other expenses so incurred.


                                  ARTICLE IX
                                 Miscellaneous
                                 -------------

     Section 9.01   Notices.  Except as otherwise provided herein, all notices,
     ------------   -------
consents or other communications required hereunder shall be in writing and shall be sufficiently given if addressed and mailed by first-class, certified or registered mail, postage prepaid and return receipt requested, as follows:

     To the Issuer:

            Port of Benton
            Economic Development Corporation
            3100 George Washington Way
            Richland, Washington 99352
            Attention: Director of Finance and Administration

     To the Corporation:

            ATG Inc.
            47375 Fremont Blvd.
            Fremont, CA  94538
            Attention: Chief Financial Officer

     To the Trustee:

            BNY Western Trust Company
            Two Union Square, Suite 1720
            601 Union Street
            Seattle, WA 98101-2321
            Attention: Corporate Trust Services

     To the Bank:

            KeyBank National Association
            Mailcode WA-31-10-4871
            700 Fifth Avenue, 48/th/ Floor
            P.O. Box 90
            Seattle, WA  98111-0090
            Attention:  Jill Scheuermann, Vice President


            With a copy to:

            Sanwa Bank California
            Oakland Commercial Banking Center
            2127 Broadway
            Oakland, CA  94612
            Attention: Rochelle Dineen, Vice President/Manager

A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer or the Corporation shall also be given to the other and to the Bank and the Trustee. The Issuer, the Trustee, the Bank or the Corporation may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent. Notices shall be deemed given as described in
Section 1.3(9) of the Indenture.

     Section 9.02   Uniformity; Common Plan.  The provisions hereof shall apply
     ------------   -----------------------
uniformly to the entire Property to establish and carry out a common plan for the use, development and improvement of the Property.

     Section 9.03   Binding Effect.  This Agreement shall inure to the benefit
     ------------   --------------
of and shall be binding upon the Issuer, the Corporation, the Trustee and their respective successors and assigns, and may be enforced by the Issuer and its successors and assigns during the term of this

Agreement. In determining whether any default or lack of compliance by the Corporation exists under this Agreement, the Issuer shall not be required to conduct any investigation or review of operations by the Corporation and may rely solely upon any notice delivered to it by the Corporation with respect to the occurrence or absence of a default. The parties hereto agree they will execute and deliver any and all documents and instruments necessary to effectuate the provisions of this Section 9.03.

     Section 9.04   Severability.  In the event any provision of this Agreement
     ------------   ------------
shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 9.05   Amendments.  The provisions hereof shall not be amended,
     ------------   ----------
revised or terminated prior to the expiration of the stated term hereof except by an instrument in writing duly executed by the Issuer and the Corporation (or its successors in title) in accordance with the provisions of the Indenture, if the Bonds remain outstanding. No modification of any of the terms of this Agreement shall be effective until an opinion of Bond Counsel approving the modification has been delivered to the Issuer as provided herein and in the Indenture.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     Section 9.06   Term of Agreement.  Except as otherwise provided herein,
     ------------   -----------------
this Agreement shall remain in full force and effect from the date of execution hereof until no Bonds remain Outstanding under the Indenture and all Loan Payments and other payments due hereunder have been paid in full.

     Section 9.07   Limitation of Issuer Liability.  No provision, covenant or
     ------------   ------------------------------
agreement contained in this Agreement, or any obligations herein imposed upon the Issuer, or the breach thereof, shall constitute an indebtedness of the Issuer within the meaning of any State constitutional or statutory limitation, or shall constitute or give rise to a charge against the general credit of the Port of Benton or the State. In making the agreements, provisions and covenants set forth in this Agreement, the Issuer has not obligated itself except for the application of the revenues, income and all other property from the Corporation as provided herein.

     Section 9.08   Issuer Shall Not Unreasonably Withhold Consents and
     ------------   ---------------------------------------------------
Approvals.  Wherever in this Agreement it is provided that the Issuer may give
---------
its approval or consent, or execute supplemental agreements, exhibits or schedules, the Issuer shall not unreasonably, arbitrarily or unnecessarily withhold or refuse or delay to give such approvals or consents, or refuse or delay to execute such supplemental agreements, exhibits or schedules.

     Section 9.09   Waiver of Breach.  No waiver of any breach of any covenant
     ------------   ----------------
or agreement contained herein shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the nondefaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such default or defaults that were in existence at the time such payment or payments or performance were accepted by it.

     Section 9.10   All Obligations Due on Business Days.  If the date for
     ------------   ------------------------------------
making any payment or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall be a day which is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Agreement.

     Section 9.11   Issuer Observance of Indenture Covenants and Terms.  The
     ------------   --------------------------------------------------
Issuer agrees that it will observe and perform all obligations imposed upon it by the Indenture and the Bonds; provided, that the Issuer has no obligation to use its own funds to perform or cause performance of any such obligations. The Issuer further agrees that it will not amend the Indenture or the Bonds in any respect except in accordance with the Indenture.

     Section 9.12   No Rights Created in Third Parties.  The terms of this
     ------------   ----------------------------------
Agreement are not intended to establish nor to create any rights in any persons other than the Issuer, the Corporation, the Trustee, the Bank, the Owners and the respective successors and assigns of each.

     Section 9.13   Time of Essence.  Time and all terms and conditions shall be
     ------------   ---------------
of the essence of this Agreement.


     Section 9.14   Benefit of Owners.  This Agreement is executed in part to
     ------------   -----------------
induce the issuance of the Letter of Credit by the Bank and the purchase of the Bonds by the Bondowners, and accordingly all covenants and agreements on the part of the Corporation and the Issuer as set forth in this Agreement are hereby declared to be for the benefit of the Bank and the Owners, from time to time, of the Bonds.

     Section 9.15   References to Bonds Ineffective After Payment.  Upon the
     ------------   ---------------------------------------------
payment in full of the principal of and premium, if any, and interest on the Bonds and the payment of all fees and charges of the Issuer all references in this Agreement to the Bonds shall be ineffective and neither the Issuer, the Trustee, the Bank nor the Bondowners shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested and except as otherwise provided herein, including as otherwise provided in Sections 3.08(a) and 7.08.


                                   ARTICLE X
                         Assignment of Issuer's Rights
                         -----------------------------

     To secure the payment of the Bonds in accordance with their terms the Issuer hereby assigns to the Trustee, for the benefit of the Bondowners, without recourse, all of its rights, title and interest in this Agreement, except for
(a) its rights and interests described in Sections 3.06, 7.06, 7.07, 7.08(a),
(b) and (c) and 8.02 (except the right to accelerate payment of the Loan pursuant to Section 8.02(a)) and 9.01 (the "Concurrent Rights"), which rights and interests are held concurrently by both the Issuer and the Trustee, and (b) its rights and interests described in Sections 3.07, 7.01, 7.02, 7.03 and 9.03 and the right to accelerate payment of the Loan pursuant to Section 8.02(a), which rights and interests shall not be assigned ("Issuer Reserved Rights").
The Issuer's duties hereunder are not assigned. By such assignment, the Trustee shall succeed to all the rights and privileges of the Issuer hereunder to the extent of such assignment. ALL REFERENCES TO THE ISSUER HEREIN SHALL BE TREATED AS REFERENCES TO THE TRUSTEE, ACTING AS ASSIGNEE AND DELEGATEE OF THE ISSUER TO THE EXTENT THAT THE RIGHTS OF THE ISSUER HAVE BEEN ASSIGNED TO THE TRUSTEE, EXCEPT THAT THOSE REFERENCES CONTAINED IN THE CONCURRENT RIGHTS SECTIONS SHALL BE TREATED AS REFERRING TO BOTH THE TRUSTEE AND THE ISSUER, OR EITHER OF THEM, AND THOSE REFERENCES CONTAINED IN THE ISSUER RESERVED RIGHTS SECTIONS SHALL BE TREATED AS REFERRING TO THE ISSUER ONLY.

     To the extent any right hereunder is held concurrently, each of the Issuer and the Trustee acting alone, and without the necessity of prior notice to or consent by the other, may exercise any such Concurrent Right, but exercise of a Concurrent Right by either the Issuer or the Trustee shall be fully and completely binding only as among it, the Owners and the Corporation and shall have no effect upon the other's right to act, or not to act, in connection with any such right. In the event of a conflict between the Issuer and the Trustee with respect to the exercise of any Concurrent Right, the Trustee shall have the right to direct any proceedings with respect to that right as long as any Bonds remain outstanding.

     The Corporation hereby consents to the assignment of rights set forth in this Article X and agrees to faithfully render the performance of all of its duties and obligations hereunder to the Trustee except for (a) the Concurrent Rights, which shall be rendered to both the Trustee and the Issuer, and (b) the Issuer Reserved Rights, which shall be rendered only to the Issuer.

     When all principal of and premium, if any, and interest due on the Bonds and all amounts owed to the Trustee under the Indenture are fully paid, the Trustee shall release and assign to the Issuer any remaining interest it has in this Agreement.

     IN WITNESS WHEREOF, the Issuer and the Corporation have caused this Agreement to be executed in their respective names all by their duly authorized officers, and have caused this Agreement to be dated as of the date set forth on page 1 hereof.

                                 PORT OF BENTON ECONOMIC DEVELOPMENT CORPORATION

                                 By /s/ Robert D. Larson
                                    ----------------------------------------
                                      President, Board of Directors

Attest:

/s/ Harold B. Lindberg
------------------------------------
 Secretary to the Board of Directors

                                 ATG INC.

                                 By /s/ Frank Chiu
                                    ----------------------------------------
                                      Executive Vice President

Consented to by:

KEYBANK NATIONAL ASSOCIATION

By /s/ Jill Scheuermann
   ------------------------------------
   Vice President

     The undersigned, as Trustee, hereby accepts the assignment by the Port of Benton Economic Development Corporation of its rights, title and interests in this Agreement (with certain reservations and exceptions noted in Article x), without recourse, as of the above date.

                                 By /s/ Carol Nelson
                                    ----------------------------------------
                                 Assistant Vice President/Authorized Officer